UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2005

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway—Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

(303) 268-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 25, 2005, Adelphia Communications Corporation (the “Company” or “Adelphia”) agreed to settle pending and potential claims by the Securities and Exchange Commission (the “SEC”) and the United States Attorney’s Office for the Southern District of New York (the “USAO”) related to the conduct of Adelphia’s prior management.  Under the settlement, the Company will pay $715 million in value to a fund to be administered by the United States Attorney General and the SEC for the benefit of investors harmed by the activities of prior management.  The payment to the United States will consist of stock, future proceeds of litigation and, assuming consummation of the Company’s pending sale to Time Warner NY Cable LLC  (“TW NY”), a subsidiary of Time Warner Cable Inc. (“TWC”), and Comcast Corporation (or another sale generating cash of at least $10 billion), cash.  Also effective on April 25, 2005, the Company entered into a settlement agreement with certain members of the Rigas family, who have also entered into a settlement agreement with the USAO.

Both the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and U.S. District Court for the Southern District of New York (the “District Court”) must approve various elements of the settlement and certain other conditions must be satisfied in order to consummate the settlement, which also resolves the ownership of more than a dozen so-called “managed cable entities” – cable systems totaling approximately 227,000 subscribers that are owned by the Rigas family but managed by Adelphia.  If all required court approvals are obtained, the Rigas family will forfeit to the United States (a) all but two of the managed cable entities (Coudersport Television Cable Co. and Bucktail Broadcasting Corp., with approximately 5,200 subscribers in March 2005), (b) certain specified real estate and (c) all securities in Adelphia directly or indirectly owned by the Rigas family.  The United States will then transfer those forfeited cable entities to the Company for inclusion in the sale (or, if a sale is not consummated, a reorganized Company).  The forfeited cable entities to be transferred to Adelphia represent the overwhelming majority of the managed cable entities’ subscribers and value.  The United States will also transfer to Adelphia the forfeited real estate relating to Adelphia’s cable operations, certain other real estate and the Adelphia securities.  Adelphia will provide the Rigases with $11.5 million to be applied towards litigation costs and will indemnify certain of the Rigases for certain future litigation costs.  In addition, the Company will indemnify the two managed cable entities retained by the Rigas family against claims asserted by certain lenders up to the fair market value of these companies (without regard to certain obligations and subject to certain determinations by the Bankruptcy Court).

As described above, the Rigas family (other than John and Timothy Rigas) will retain the two small cable companies in Coudersport/Port Allegheny and Emporium, Pennsylvania.  Adelphia is required to continue to provide certain management services and support to the two companies through the end of 2005.  In exchange for its management services, the Company will receive five percent (5%) of the gross operating revenues of these companies.  Adelphia has also agreed to customary terms involving future cooperation with the USAO and the SEC, and to a consent decree requiring future compliance with securities laws.

The composition of Adelphia’s $715 million payment for the benefit of injured investors will depend on the results of the pending sale to TW NY and Comcast Corporation.  In the event of a sale generating both stock and at least $10 billion in cash, as contemplated in the pending transaction, the components will be $600 million in cash and stock (with at least $200 million in cash) and a $115 million interest in future proceeds of litigation against third parties who injured Adelphia.  If, however, the sale (or another sale) is not consummated and instead Adelphia emerges from bankruptcy as an independent entity, the $600 million component will consist entirely of Adelphia stock.

A hearing on the proposed settlement will be held before Judge Robert E. Gerber in the Bankruptcy Court.  If approval is not granted by the Bankruptcy Court by May 30, 2005 or such other date as may be set for the sentencing of John and Timothy Rigas, neither the USAO nor Adelphia will not be bound by the principal economic terms of the settlement. In addition, Adelphia or the Rigases may terminate their settlement agreement if (a) certain conditions set forth in the settlement agreement between the Rigases and the USAO are not satisfied by June 1, 2005 or such other date as may be set for the sentencing of John and Timothy Rigas by the District Court or (b) the settlement agreement between the Rigases and the USAO or the settlement agreement between Adelphia and the USAO is terminated.  John and Timothy Rigas currently are scheduled to be sentenced on June 1, 2005, at which time the District Court is expected to consider approval of the Rigases’ agreement to forfeit properties if the Bankruptcy Court approval process has been completed.

The settlement with the SEC must also be approved by the federal district court presiding over that case.

The foregoing description of the terms of the settlement does not purport to be complete and is qualified in its entirety by reference to each of the Non-Prosecution Agreement, Consent of Defendant Adelphia Communications Corporation in the SEC action, Form of Final Judgment as to Defendant Adelphia Communications Corporation, Settlement Agreement between the Company and the Rigas family and Settlement Agreement between USAO and the Rigas family, copies of which are attached hereto as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5, respectively, and are incorporated by reference herein.

A description of the relationship between Adelphia and certain members of the Rigas family is contained in Adelphia’s Annual Report on Form 10-K for the year ended December 31, 2003 under the headings “Notes to Consolidated Financial Statements, Note 6:  Transactions with the Rigas Family and Rigas Family Entities” and “Item 13.  Certain Relationships and Related Transactions—Related Transactions—Rigas Family.”

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1

Non-Prosecution Agreement between the Office of the United States Attorney for the Southern District of New York, on the one hand, and Adelphia Communications Corporation, the subsidiaries listed in the Company’s Form 10-K for fiscal year 2003, the subsequently-formed or acquired subsidiaries listed on Exhibit S thereto and any joint ventures in which the Company has or acquires a controlling interest, dated April 25, 2005.

Exhibit 99.2	Consent of Defendant Adelphia Communications Corporation.

Exhibit 99.3	Form of Final Judgment as to Defendant Adelphia Communications Corporation.

Exhibit 99.4

Settlement Agreement between Adelphia Communications Corporation and all of its subsidiaries, on the one hand, and John J. Rigas, Doris Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, Ellen Rigas Venetis and individuals and entities listed on Exhibit A thereto and Peter L. Venetis, on the other hand, dated April 25, 2005.

Exhibit 99.5

Settlement Agreement between the United States Attorney’s Office for the Southern District of New York, on the one hand, and John J. Rigas, Doris Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, Ellen Rigas Venetis and their affiliated entities listed on Exhibit A thereto, on the other hand, dated April 24, 2005.

Exhibit 99.6	Press Release of the Company, dated April 25, 2005.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, sale of the Company, restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed

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settlements with the SEC and USAO and any other agreements needed to effectuate those agreements will be approved by the Bankruptcy Court and the District Court and consummated, whether the proposed sale of the Company’s assets to Time Warner and Comcast will be approved and consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company and government investigations of the Company, results and impacts of the proposed sale of the Company’s assets, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, results and impacts of the proposed sale of  the Company’s assets, pricing and availability of programming, equipment, supplies, and other inputs, the Company’s ability to upgrade its network, technological developments, changes in general economic conditions, and those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.  Many of these factors are outside of the Company’s control.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2005	ADELPHIA COMMUNICATIONS CORPORATION
(Registrant)

	By:	/s/ Brad M. Sonnenberg
Name: Brad M. Sonnenberg
Title: Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1

Non-Prosecution Agreement between the Office of the United States Attorney for the Southern District of New York, on the one hand, and Adelphia Communications Corporation, the subsidiaries listed in the Company’s Form 10-K for fiscal year 2003, the subsequently-formed or acquired subsidiaries listed on Exhibit S thereto and any joint ventures in which the Company has or acquires a controlling interest, dated April 25, 2005.

Exhibit 99.2	Consent of Defendant Adelphia Communications Corporation.

Exhibit 99.3	Form of Final Judgment as to Defendant Adelphia Communications Corporation.

Exhibit 99.4

Settlement Agreement between Adelphia Communications Corporation and all of its subsidiaries, on the one hand, and John J. Rigas, Doris Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, Ellen Rigas Venetis and individuals and entities listed on Exhibit A thereto and Peter L. Venetis, on the other hand, dated April 25, 2005.

Exhibit 99.5

Settlement Agreement between the United States Attorney’s Office for the Southern District of New York, on the one hand, and John J. Rigas, Doris Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, Ellen Rigas Venetis and their affiliated entities listed on Exhibit A thereto, on the other hand, dated April 24, 2005.

Exhibit 99.6	Press Release of the Company, dated April 25, 2005.